UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2020
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive
offices, including zip code)

(239) 301-1000
(Registrant's telephone number,
including area code)

N/A
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	HRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On December 3, 2020, Herbert L. Henkel, non-executive Chair of the Board of Directors (the “Board”) of Herc Holdings Inc. (the “Company”), retired from the Board in accordance with the Company's retirement policy as set forth in its Corporate Governance Guidelines. Patrick D. Campbell was appointed to serve as non-executive Chair of the Board.

(d)     On December 3, 2020, the Board elected Shari L. Burgess to serve as a director on the Board. Ms. Burgess has served as the Vice President and Treasurer of Lear Corporation since 2002. The Board has determined that Ms. Burgess is an independent director under the New York Stock Exchange listing standards and the Company's Corporate Governance Guidelines.

Ms. Burgess will serve as a member of the Audit Committee and the Finance Committee.

Ms. Burgess will participate in the non-employee director compensation program, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2020, with her annual cash retainer and equity award prorated for her initial term of service. In addition, Ms. Burgess entered into an Indemnification Agreement with the Company, which contains substantially the same provisions as the indemnification agreements previously entered into with each of the Company’s existing directors, as described in the 2020 definitive proxy statement.

(e)     On December 3, 2020, the Compensation Committee of the Board of the Company approved amendments to the Company’s Change in Control Severance Agreement for Executive Officers and Certain Key Employees (the “Agreement”). The Company’s executive officers and other key employees participate in the Agreement. The Agreement was amended and restated to (i) align the definition of “change in control” with the definition in the Company’s 2018 Omnibus Incentive Plan, including reducing from 24 to 12 months the period in which Incumbent Directors ceasing to constitute a majority of the Board would trigger a “change in control”; (ii) provide for the vesting in full of outstanding stock options and other equity awards upon the termination of employment without “cause” or for “good reason” within 24 months after a “change in control”; (iii) to better align the terms of the Agreement with Internal Revenue Code Section 409A; and (iv) other administrative changes to clarify terms.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Change in Control Severance Agreement for Executive Officers and Certain Key Employees

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ S. Wade Sheek
Name:	S. Wade Sheek
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  December 4, 2020

3